================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Soliciting Material Pursuant to
[_] Confidential, For Use of the               SS.240.14a-11(c) or SS.240.14a-12
    Commission Only (as permitted
    by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials



                           CAS MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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5)  Total fee paid:

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    [_]  Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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
                            CAS MEDICAL SYSTEMS, INC.
                             44 East Industrial Road
                           Branford, Connecticut 06405



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 14, 2006


TO THE STOCKHOLDERS OF CAS MEDICAL SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAS MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 14, 2006, at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 44 East Industrial Road, Branford, Connecticut 06405, for the following purposes:

     (1)  To elect four directors of the Company, each for a term of one year;

     (2) To approve an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock;

     (3) To ratify the selection of UHY LLP as independent auditors for the Company's fiscal year ending December 31, 2006;

     (4) To transact such other business as may properly come before the annual meeting.

     Only stockholders of record at the close of business on April 21, 2006 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.


                                              By Order of the Board of Directors



                                              Jeffery A. Baird
                                              SECRETARY


Branford, Connecticut
April __, 2006




IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                            CAS MEDICAL SYSTEMS, INC.
                             44 EAST INDUSTRIAL ROAD
                           BRANFORD, CONNECTICUT 06405

                                 _______________

                                 PROXY STATEMENT
                                 _______________


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CAS Medical Systems, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 14, 2006, at 10:00 a.m. Eastern Daylight Time, at the offices of the Company, 44 East Industrial Road, Branford, Connecticut 06405, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

        This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about April _, 2006.

                                     GENERAL

        Proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by the person executing such proxy or, in the absence of specific instructions, will be voted in favor of election to the Board of Directors of the four (4) candidates nominated by the board and in favor of the other proposals indicated on the proxy. Management does not know of any other matter which may be brought before the Meeting, but in the event that any other matter should properly come before the Meeting or any nominee should not be available for election, the persons named as proxies will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address shown above, Attention: Corporate Secretary, by delivery of a subsequently dated proxy, or by attending the Meeting and voting in person.

        The Common Stock is the only class of security entitled to vote at the meeting, each share being entitled to one vote. The total number of shares of Common Stock outstanding as of April 21, 2006, the record date established by the Company's Board of Directors for stockholders entitled to notice of the Meeting and to vote at the Meeting, were _________. A majority of the issued and outstanding shares of Common Stock, or _________ shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present and entitled to vote on the matter at the Meeting is required to approve proposals 1 and 3. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve proposal 2.

        A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder at the Company's offices, 44 East Industrial Road, Branford, Connecticut 06405, for a period of ten days prior to the Meeting and at the Meeting itself.

        Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, the Company's officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. The Company will pay all expenses incurred in connection with this solicitation.

                                 STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as to the beneficial ownership of each person who is not a director or executive officer, known to the Company to own more than 5% of the outstanding Common Stock as of April 3, 2006:

Name and Address of                  Amount and Nature of           Percentage
Beneficial Owner                   Beneficial Ownership (1)          of Class
--------------------------------------------------------------------------------
BMI Capital Corporation                   1,706,325                    16.5%
570 Lexington Avenue
New York, NY  10022

J. Sanford Davis                          1,015,500                     9.8%
14 Longview Terrace
Madison, CT  06443

Estate of Myron L. Cohen, Ph.D.             650,453                     6.3%
401 Three Corners Road
Guilford, CT  06437


STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of April 3, 2006 by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and the current directors and executive officers of the Company as a group.

                                     Amount and Nature of           Percentage
Name                               Beneficial Ownership (1)          of Class
--------------------------------------------------------------------------------
Louis P. Scheps                           1,094,925 (2)                 9.8%
Lawrence S. Burstein                        245,625 (3)                 2.3%
Jerome Baron                                235,450 (4)                 2.3%
Saul S. Milles, M.D.                         71,250 (5)                   *
Andrew E. Kersey                            121,968 (6)                 1.2%
Jeffery A. Baird                             83,483 (7)                   *
All officers and directors
  as a group (6 persons)                  1,852,701 (8)                15.9%
___________________

* Under 1% of the outstanding shares of Common Stock.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2) Includes warrants to purchase 819,000 shares and options to purchase 50,000 shares.
(3) Includes options to purchase 3,750 shares and warrants to purchase 157,500 shares. Also includes 75,000 shares held in Mr. Burstein's IRA rollover account and 9,375 shares owned directly and indirectly by a family member.
(4)  Includes options to purchase 3,750 shares.
(5) Includes options to purchase 3,750 shares and warrants to purchase 67,500 shares.
(6)  Includes options to purchase 120,000 shares.
(7)  Includes options to purchase 80,000 shares.
(8) Includes warrants to purchase 1,044,000 shares and stock options to purchase 261,250 shares.

                         ITEM 1 - ELECTION OF DIRECTORS

        Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are duly elected and qualify. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. If any nominee is not a candidate for election at the Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

LOUIS P. SCHEPS   -   DIRECTOR SINCE 1990

        Mr. Scheps, 74, was appointed President and CEO of the Company in September 1990. He had held the position of Director of Manufacturing since 1986. Prior thereto, Mr. Scheps was employed by Posi-Seal International as Vice President from 1969 to 1985. Mr. Scheps received his engineering degree from Purdue University and his business education from the GE Management Program.

LAWRENCE S. BURSTEIN   -   DIRECTOR SINCE 1985

        Mr. Burstein, 63, has been President and principal stockholder of Unity Venture Capital Associates, Ltd. since March 1996. Prior thereto he was President, a director and principal stockholder of Trinity Capital Corporation since October 1982. Mr. Burstein is a director of five other public companies:
THQ, Inc., a manufacturer of video game cartridges, Medical Nutrition USA, Inc., a company that markets nutritional supplements, I.D. Systems, Inc., which designs, develops and produces a wireless monitoring and tracking system and Traffix, Inc., which is principally an internet direct marketing company. In addition, Mr. Burstein is the President and a director of Trinity Partners Acquisition Company, Inc., a publicly traded acquisition vehicle. Mr. Burstein received an L.L.B. from Columbia Law School.

JEROME S. BARON   -   DIRECTOR SINCE 1986

        Mr. Baron, 79, has been in the securities industry since 1944. He was a Vice President in the International Department at Loeb Rhoades & Company, a Partner at Andreson & Company, and Chairman and Chief Executive Officer of Foster Securities, Inc., which he founded in 1974. In 1977, Foster Securities merged with Brean Murray Securities Inc. Mr. Baron is Vice-Chairman of Brean Murray and Company, Inc. He is a Director of Haulbowline Ltd., a private offshore company. He attended Kings Point Merchant Marine Academy and Pace University.

SAUL S. MILLES, M.D.   -   DIRECTOR SINCE 1991

        Dr. Milles, 75, served as Medical Director of the General Electric Company from 1984 to 1998. Prior to that, he was in active medical practice in New Haven, Connecticut, as an internist and gastroenterologist from 1961 to 1984. He had served as Attending Physician at the Yale Medical Center and had been appointed a Clinical Associate Professor of Medicine at the Yale Medical School, as well as President of the Medical staff. He has been involved in issues related to medical ethics, health screening and employment of the handicapped. Dr. Milles was active in developing policies for smoking abatement and substance abuse treatment. He has served as an advisor to the Office of Technology Assessment of the U.S. Congress. Dr. Milles attended Cornell University and received his M.D. degree from the University of Rochester. He received post-graduate medical education at Yale Medical Center.

MEETINGS OF THE BOARD OF DIRECTORS

        During the Company's fiscal year ended December 31, 2005, the Board of Directors held five meetings and acted five times by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he served while he was director or a member of a committee of the Board of Directors with the exception of Dr. Milles who attended three of the Board of Directors meetings, three of the Compensation Committee meetings and four of the Audit Committee meetings.

        We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The Board of Directors holds one of its regular meetings in conjunction with the annual meeting of stockholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. All of the four members of the Board at the time of the Company's 2005 Annual Meeting of Stockholders attended that meeting.

COMMITTEES OF THE BOARD

        The Board has standing Compensation and Audit Committees.

        COMPENSATION COMMITTEE. The Compensation Committee, composed of Messrs. Burstein, Baron and Dr. Milles, met five times during the year ended December 31, 2005. Its functions are to review the Company's general compensation strategy; establish salaries and review benefit programs, and certain other compensation plans; administer our equity compensation plans; and approve certain employment contracts.

        The Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on our website at www.casmed.com.

        AUDIT COMMITTEE. The Audit Committee, composed of Messrs. Burstein, Baron and Dr. Milles, met five times during the year ended December 31, 2005. Its primary responsibilities are to insure directors, regulators and shareholders that the Company's financial accounting and reporting practices and its business controls are adequate and effective and that the Company is complying with applicable related rules and regulations. The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of our independent auditors. The Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented.

        The Board of Directors has adopted a written charter for our Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A and which is available on our website at www.casmed.com. All members of the Audit Committee are independent as defined in the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Messrs Baron and Burstein are each an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B of the Securities and Exchange Commission.

NOMINATION OF DIRECTORS

        Due to the small size of the Company's Board of Directors, the Board of Directors has determined that it is appropriate for director nominations to be made by a majority of the independent directors. Three of the four Board members are independent as set forth in the rules of the Nasdaq Stock Market. The Board has adopted specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Board of Directors must meet these specifications. The specifications provide that a candidate for director should:

        o Have a reputation for industry, integrity, honesty, candor, fairness and discretion;

        o Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to our businesses;

        o Be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses and operations; and

        o Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a publicly held corporation.

        In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, the healthcare industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation.

        The Board of Directors will consider nominees recommended by stockholders for election at the 2007 Annual Meeting of Stockholders that are submitted prior to the end of 2006 to our Secretary at CAS Medical Systems' offices, 44 East Industrial Road, Branford, Connecticut 06405. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

        The Board of Directors has not received any nominees for election to the Board from any stockholder or group that has held more than 5% of our Common Stock for a period of one year.

COMMUNICATIONS WITH DIRECTORS

        In order to provide our security holders and other interested parties with an open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. CAS Medical Systems, Inc security holders and other interested persons may communicate with the chairmen of the Company's Board committees or with the non-management directors of the Company as a group by written correspondence to our Secretary. The correspondence should specify which of the foregoing is the intended recipient.

        All communications received in accordance with these procedures will be reviewed initially by our Secretary. He shall relay all such communications to the appropriate director or directors unless he determines that the communication:

        o does not relate to the business or affairs of CAS Medical Systems, Inc. or the functioning or constitution of the Board of Directors or any of its committees;

        o relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

        o is an advertisement or other commercial solicitation or communication;

        o  is frivolous or offensive; or

        o  is otherwise not appropriate for delivery to directors.

        The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

        Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.


CODE OF ETHICS

        Our Board of Directors has approved a Code of Ethics in accordance with the rules of the Securities and Exchange Commission that governs the conduct of each of our senior executive officers, including our principal executive officer, principal operating officer, principal financial officer, principal accounting officer and controller, or persons performing such functions. Our Code of Ethics is maintained on our website at www.casmed.com.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning the compensation during the last three fiscal years of the executive officers of the Company (hereinafter referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation
                                             -------------------
                                                                                Warrants              All Other
Position                            Year        Salary           Bonus        Options/SARs          Compensation
-------------------------------------------------------------------------------------------------------------------
Louis P. Scheps, President, CEO     2005       $ 267,088       $ 50,000                 0              $ 7,473
                                    2004         254,547        100,000                 0                6,740
                                    2003         219,855              0                 0                5,090
Andrew E. Kersey, COO               2005         158,973         25,000            60,000                2,438
                                    2004         150,101         20,000            20,000                2,373
                                    2003         125,386              0            20,000                   --
Jeffery A. Baird, CFO  (1)          2005         135,820         25,000            60,000                3,351
                                    2004         130,025         20,000            50,000                3,263
                                    2003              --             --                --                   --

(1) Mr. Baird joined the Company in January 2004.


        The following grants of stock options were made to executive officers during the year ended December 31, 2005.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable
                                                                      Value at Assumed
                   Number of     Percent of                           Annual Rates of Stock
                   Securities    Total Options                        Price Appreciation
                   Underlying    Granted to                           For Option Term
                   Options       Employees in  Exercise   Expiration
Name               Granted       Fiscal Year   Price      Date              5%          10%
-------------------------------------------------------------------------------------------
Louis P. Scheps           0           --           --          --           --           --
Jeffery A. Baird     20,000          6.3%      $ 2.30     2/17/15     $ 28,929     $ 73,312
                     40,000         12.6%        3.10     6/15/15       77,983      197,624
Andrew E. Kersey     20,000          6.3%        2.30     2/17/15       28,929       73,312
                     40,000         12.6%        3.10     6/15/05       77,983      197,624

            AGGREGATED WARRANTS/OPTIONS EXERCISED IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END WARRANTS/OPTIONS VALUES

                       Number of Unexercised            Value of Unexercised
                        Warrants/Options at           In-the-Money Options at
                         December 31, 2005               December 31, 2005 (1)
                     --------------------------      --------------------------
Name                 Exercisable  Unexercisable      Exercisable  Unexercisable
-------------------------------------------------------------------------------
Louis P. Scheps        869,000      100,000          $ 7,206,055    $ 765,000
Andrew E. Kersey        80,000       70,000              634,500      420,500
Jeffery A. Baird        25,000       85,000              181,250      530,250

(1) Computation based upon the difference between the closing price of the Company's Common Stock on December 31, 2005 ($8.65) and the exercise price.

No stock options or warrants were exercised by the named executive officers during 2005.

EMPLOYMENT CONTRACTS AND TERMINATION BENEFITS

        The Company and Mr. Scheps have entered into an employment agreement pursuant to which Mr. Scheps serves as President and Chief Executive Officer of the Company. The employment agreement, dated September 1, 2000, has been amended, most recently on November 8, 2005 (the "Amendment"). Pursuant to the Amendment, Mr. Scheps shall be employed by the Company as President and Chief Executive Officer, and shall serve as a director of the Company if elected by the stockholders, through March 31, 2007. Mr. Scheps will then serve as a part-time employee in a senior executive role from April 1, 2007 through March 31, 2009 and will remain as a director of the Company if elected by the stockholders. Mr. Scheps will continue to serve as Chairman of the Board during the term of the employment agreement if elected as such by the Board of Directors. Pursuant to the Amendment, as of October 1, 2005, Mr. Scheps is compensated at an annual salary of $275,000. Commencing April 1, 2007 through March 31, 2009 Mr. Scheps will be compensated at an annual salary of $100,000. From October 1, 2005 to October 1, 2007 the Company will maintain life insurance coverage for Mr. Scheps naming Mr. Scheps as the insured party in an amount not less than $250,000. Further, the Company will use commercially reasonable efforts to secure continuation of Mr. Scheps Company paid life insurance for the period October 1, 2007 to March 31, 2009 in amounts commensurate with existing coverage of $250,000.

        The change of control provisions of the employment agreement were revised pursuant to the Amendment such that if a Change of Control (as defined) occurs and Mr. Scheps' employment terminates for any reason after such Change of Control occurs, including termination by Mr. Scheps, Mr. Scheps will be paid a lump sum of $275,000 within ten (10) days of such termination. Notwithstanding the foregoing if the Change of Control occurs on or after April 1, 2007, Mr. Scheps will be entitled to $100,000, rather than $275,000, except that if an agreement of sale or merger agreement is executed while Mr. Scheps is being paid at the $275,000 rate but the Change of Control is not consummated until after April 1, 2007 then his payment under this provision will be equal to $275,000 rather than $100,000.

        The Amendment defines "Change of Control" as (i) a sale of all or substantially all of the Company's assets, (ii) a merger involving the Company in which the Company's stockholders prior to the merger control less than fifty percent of the voting stock of the surviving entity, (iii) a sale by the Company's stockholders to an acquirer or acquirers acting in concert of more than a majority of the then outstanding stock of the Company owned by the Company's stockholders, or (iv) any event similar to any of the foregoing.

        During October 1998, Mr. Scheps was granted a warrant to purchase 100,000 shares of the Company Common Stock at an exercise price of $1.00 per share. This warrant is exercisable solely in the event of a Change of Control.

COMPENSATION OF DIRECTORS

        During 2004, the Company paid an annual fee of $10,000 to each of the Directors, other than those also serving as officers, and paid no other fee for attendance at Board or committee meetings. On June 15, 2005, each non-employee director of the Company was awarded a ten-year non-qualified stock option to purchase 7,500 shares of Company common stock at an exercise price of $3.10 per share.


                                   MANAGEMENT
EXECUTIVE OFFICERS

        The following table sets forth the names and positions of the executive officers of the Company:

        Name                        Position
        ----                        --------
        Louis P. Scheps             President, Chairman of the Board, and
                                    Chief Executive Officer
        Jeffery A. Baird            Chief Financial Officer & Secretary
        Andrew E. Kersey            Chief Operating Officer

        Louis P. Scheps, 74, was appointed President and CEO of the Company in September 1990. He had held the position of Director of Manufacturing since 1986. Prior thereto, Mr. Scheps was employed by Posi-Seal International as Vice President from 1969 to 1985. Mr. Scheps received his engineering degree from Purdue University and his business education from the GE Management Program.

        Jeffery A. Baird, 52, joined the Company during January 2004. From April 2003 to December 2003, Mr. Baird was CFO of QDx, Inc., a startup venture engaged in the development of novel medical diagnostic products. Mr. Baird was employed by Novametrix Medical Systems, Inc. from 1988 to 2002 and held various positions including Controller, Treasurer and CFO. Prior to joining Novametrix, Mr. Baird was employed by Philips Medical Systems, Inc., a medical diagnostic imaging company.

        Andrew E. Kersey, 45, was named Chief Operating Officer during January 2004. Prior to that date, Mr. Kersey held the position of Director of Engineering since joining the Company during October 2001. Mr. Kersey was employed by Novametrix Medical Systems as OEM Engineering Manager between 1997 and 2001 and between 1985 and 1996 in various engineering capacities. From 1996 to 1997, Mr. Kersey was employed by Corometrix Medical Systems, a division of GE Marquette Medical as Engineering Manager.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2005 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Baird and Kersey each failed to file Form 4 on a timely basis with respect to an option grant.

ITEM 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

        We are asking our stockholders to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 19,000,000 to 40,000,000. As of April 21, 2006, _________
shares of common stock were issued and outstanding. An aggregate of _________ shares of common stock are reserved for issuance upon conversion of outstanding warrants, upon conversion of options outstanding or to be granted under the Company's stock option plans, and under the Company's Employee Stock Purchase Plan. In addition, there currently are, and will continue to be, 1,000,000 authorized shares of preferred stock. As of April 21, 2006, no shares of preferred stock were outstanding. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. Subject to stockholder approval, the first paragraph of Article 4 of the Company's Certificate of Incorporation, as amended, will read as follows:

        "4. The total number of shares of all classes of stock which the Company shall have authority to issue shall be forty-one million (41,000,000), of which one million (1,000,000) shares with a par value of $0.001 per share are to be of a class designated "Preferred Stock" and forty million (40,000,000) shares with a par value of $0.004 per share are to be of a class designated "Common Stock"."

        The Board of Directors unanimously approved this amendment to our Certificate of Incorporation in April 2006. The Board of Directors believes it is in the best interests of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning future business needs. The purposes for which additional authorized stock could be issued include, but are not limited to, funding of the Company's capital needs and corporate growth, corporate mergers and acquisitions, grants under employee stock plans, purchases under the Company's employee stock purchase plan, and for stock splits and stock dividends. If this proposal is not adopted, the Company's flexibility in raising capital and pursuing acquisitions may be limited.

        The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted. The Company will be permitted to issue the additional shares of common stock without further action by the stockholders unless such action is required by applicable law or by the rules of the Nasdaq Capital Market or any applicable stock exchange. Stockholders do not have pre-emptive rights with respect to the issuance of additional shares of common stock. The Company currently has no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares of common stock, except in connection with the options outstanding or to be granted under the Company's stock option plans and outstanding warrants.

        If this proposal is approved, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State containing the language set forth above as soon as practicable after the annual meeting to effect the increase in the authorized shares of our common stock.

        Except in certain cases such as a stock dividend, the issuance of additional shares of common stock would have the effect of diluting the voting power and ownership of existing stockholders. In addition, another effect of the approval of this proposal, although not a factor in the Board of Directors' decision to propose the amendment, may be to enable the Board to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to obtain control of the Company by means of a merger, tender offer, proxy contest or other approach.

        The Board of Directors recommends that stockholders vote "FOR" the amendment to the certificate of incorporation of the Company increasing its authorized number of shares of common stock.

ITEM 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Unless otherwise instructed, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection by the Audit Committee of UHY LLP ("UHY") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. That firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries, nor has any member of such firm had any such connection during the past three years.

        UHY has a continuing relationship with UHY Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. There were no non-audit services provided to the Company in 2004. As a result of UHY's arrangement with Advisors, UHY has no full time employees and, therefore, all audit services performed for the Company by UHY for 2005 were provided by permanent, full time employees of Advisors leased to UHY. UHY manages and supervises the audit engagement and the audit staff, and is exclusively responsible for the report rendered in connection with its audit of the Company's 2005 consolidated financial statements.

        A representative from UHY is expected to attend the Meeting and will be afforded the opportunity to make a statement or respond to appropriate questions from stockholders or both.

        Stockholder ratification of the selection of UHY as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of UHY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection were ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of UHY as the Company's independent auditors for the year 2006.


REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the CAS Medical Systems financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of its audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from CAS Medical Systems, Inc. and its management. The Audit Committee has also considered whether the independent auditors provision of non-audit services to CAS Medical Systems, Inc. is compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2005 be included for filing in CAS Medical Systems, Inc.'s annual report on SEC Form 10-KSB for the year ended December 31, 2005.

        Audit Committee of the Board of Directors

        - Jerome Baron
        - Lawrence Burstein
        - Saul S. Milles, M.D.


AUDIT FEES

        Aggregate fees billed by UHY for the audit of our interim consolidated financial statements included in quarterly reports on Form 10-QSB, for the audit of our annual consolidated financial statements included in the annual report on Form 10-KSB and for the review and audit of the application of new accounting pronouncements and SEC releases were $105,000 in 2005 and $81,500 in 2004.


TAX FEES

        Aggregate fees billed by UHY for professional services rendered to the Company for tax compliance, tax advice and tax planning were $25,500 for the year ended December 31, 2005 and $14,000 for the year ended December 31, 2004. The tax related services include primarily federal and state income tax services.


AUDIT-RELATED FEES AND ALL OTHER FEES

        The Company incurred $8,245 of fees billed by UHY for audit-related services pertaining to the Company's acquisition of Statcorp, Inc, during 2005. The Company did not incur any audit-related fees during 2004 and incurred no other fees to UHY during 2005 or 2004.


PRE-APPROVAL POLICIES

        The Audit Committee has adopted a policy under which certain audit, non-audit and tax related services to be performed by the Company's independent auditors are required to be pre-approved by the Audit Committee in order to assure that they do not impair the auditor's independence from the Company. Included in, but not limited to, those pre-approved services are, required interim quarterly reviews; local, state and federal tax compliance, planning, preparation and filing services; due diligence services pertaining to potential business acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements. All of the audit-related and tax services provided by UHY in fiscal year 2005 were approved in advance by the Audit Committee.


                                  OTHER MATTERS

        As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.


                              STOCKHOLDER PROPOSALS

       Stockholder proposals intended to be presented at the Company's 2007 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received at the Company's offices not later than December __, 2006, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Stockholder proposals submitted outside the process provided in Rule 14a-8 shall be considered untimely in accordance with Rule 14a-5(e) if made after March __, 2007.





                           ___________________________






        A COPY OF THE COMPANY'S 2005 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF SUCH REPORT, AS WELL AS COPIES OF THE COMPANY'S FORM 10-KSB, INCLUSIVE OF SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 2005, FILED WITH THE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO JEFFERY A. BAIRD, CAS MEDICAL SYSTEMS, INC., 44 EAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

                                                                       Exhibit A
                                                                       ---------
                            CAS MEDICAL SYSTEMS, INC.
                         CHARTER OF THE AUDIT COMMITTEE

I.      Purposes
        --------
        The Audit Committee is appointed by the Board of Directors of CAS Medical Systems, Inc. (the "Company") to assist the Board in fulfilling it oversight responsibilities with respect to financial reporting and the other matters listed below. The Audit Committee's primary purposes are to:

        o Assist Board oversight of the integrity of the Company's financial statements.

        o Assist Board oversight of the Company's compliance with legal and regulatory requirements, including monitoring the integrity of the Company's reporting standards and systems of internal controls regarding finance, accounting and legal matters.

        o Recommend to the Board of Directors for stockholder approval independent auditors to conduct the annual audit.

        o Assist Board oversight by monitoring the qualifications, independence, performance and scope of examination of the Company's independent external auditors.

        o Provide an avenue of communication among the company's independent external auditors, management and the Board of Directors.

        o Review the quarterly and annual financial statements and the annual audit report.

        o Annually prepare a report for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

        The Company's independent external auditors should promptly consult with the Chair of the Audit Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company's senior management.

        The Company's independent external auditors are directly accountable to the Audit Committee. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent external auditors as well as anyone in the organization.

        While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the directors generally.

        The Chairman of the Board and the Chief Executive Officer shall provide the Audit Committee with all of the resources, both internal and external, which the Audit Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function. Without limiting the foregoing, the Audit Committee may retain, at the Company's expense and without seeking approval from the Board of Directors, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties. The Audit Committee shall inform an executive officer of the Company promptly of any actions by the Audit Committee, of which an executive officer of the Company is not otherwise aware, that would result in the commitment or payment of Company funds.

II.     Composition and Meetings
        ------------------------
        The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall meet the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934 and the independence and understanding of fundamental financial statements requirements of the Nasdaq Stock Market. At least one member of the Audit Committee shall be financially sophisticated as required by the Nasdaq Stock Market. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company at any time during the prior three years.

        Audit Committee members shall be appointed by the Board of Directors, shall serve at the will of the Board of Directors, and may be removed with or without cause by the affirmative vote of a majority of the members of the Board of Directors. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies unless the Board of Directors affirmatively determines that such service would not impair the ability of such member to effectively serve on the Audit Committee. The Audit Committee Chair may be rotated among members periodically at the discretion of the Board of Directors. If practicable, the immediate past chair will continue as a member of the Audit Committee for at least one year to ensure an orderly transition. If an Audit Committee Chair is not designated or present at a meeting, the members of the Audit Committee may designate a Chair for such meeting by majority vote.

        The Audit Committee shall meet on at least a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

        The Chair of the Audit Committee will regularly report the Audit Committee's findings, conclusions and recommendations to the Board of Directors.

III.    Responsibilities and Duties
        ---------------------------
In discharging its duties, the Audit Committee shall:

        Review Procedures
        -----------------

        1. Review and reassess the adequacy of this Charter on at least an annual basis and have the Charter published in accordance with SEC regulations.

        2. Review and discuss with management and the independent auditors the Company's annual audited financial statements and related footnotes, quarterly financial statements, and the Company's disclosures under "Management's Discussion and analysis of Financial Condition and Results of Operations."

        3. Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent external auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

        4. Discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

        5. In consultation with management and the independent external auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent external auditors together with management's responses and the status of management's response to previous recommendations.

        6. The Audit Committee shall review with management and independent external auditors the Company's quarterly financial results prior to the public release thereof and/or the Company's quarterly financial statements prior to any public release, filing or distribution.

        7. Discuss generally the types of information to be disclosed in earnings press releases, as well as the manner of presentation and the types of financial information and earnings guidance provided to analysts and rating agencies.

        8. Review and discuss any significant changes in the Company's accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time.

        9. Review annually the financial and accounting organizational structure.

        Independent Auditors
        --------------------

        10. Retain the Company's independent external auditors, who shall report directly to the Audit Committee, and approve any discharge of independent external auditors when circumstances warrant.

        11. Review the qualifications, independence and performance of the independent external auditors and annually recommended to the Board of Directors the appointment of the independent external auditors.

        12. Review and evaluate the lead audit partner of the independent auditor and assure that the lead audit partner is rotated as required by applicable law.

        13. Pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the independent external auditors. The Audit Committee shall have sole authority to approve such matters.

        14. On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all of their relationships with the Company consistent with Independent Standards Board No. 1. Review and discuss with the independent external auditors all significant relationships they have with the Company that could impair their independence and, when warranted, recommend appropriate action to the Board of Directors.

        15. Review and discuss the independent external auditors' audit plan with regard to its scope, staffing, locations, reliance upon management and general audit approach.

        16. Obtain and review, at least annually, a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting independent audits carried out by the firm, and any steps taken to deal with any such issues.

        17. Consider and discuss with management the independent external auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates used to prepare the Company's financial statements, the clarity of the Company's financial disclosure and whether the Company's accounting principles are common practices or minority practices.


        18. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

        19. Monitor hiring practices with respect to employees or former employees of the Company's independent external auditors.

        Legal Compliance
        ----------------

        20. Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

        21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        22. Review significant cases of employee conflict of interest, misconduct or fraud.

        23. Review in-house procedures for oversight of officers' expenses and perquisites.

        24. On at least an annual basis, meet with the Company's management and, if necessary, the Company's outside counsel, to discuss any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

        Other Audit Committee Responsibilities
        --------------------------------------

        25. Annually prepare a report to shareholders as required by the SEC, to be included in the Company's annual proxy statement.

        26. Monitor the Company's risk assessment and risk management. Discuss significant financial risk exposures and the steps managements taken to monitor, control and report such exposures.

        27. Perform any other activities consistent with this Charter, the company's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                            CAS MEDICAL SYSTEMS, INC.

              44 East Industrial Road, Branford, Connecticut 06405 This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Louis P. Scheps and Jeffery A. Baird as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse, all the shares of Common Stock of CAS MEDICAL SYSTEMS, INC. (the "Company") held of record by the undersigned on April 21, 2006, at the Annual Meeting of Stockholders to be held on June 14, 2006, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                            CAS MEDICAL SYSTEMS, INC.

                                  JUNE 14, 2006



                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.



.......Please detach along perforated line and mail in the envelope provided.....
.................................................................................

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------
1.   Election of Directors.
                                                 NOMINEES:
[_]  FOR ALL NOMINEES                            [_] Louis P. Scheps
                                                 [_] Lawrence S. Burstein
[_]  WITHOLD AUTHORITY FOR ALL NOMINEES          [_] Jerome Baron
                                                 [_] Saul S. Milles, M.D.
[_]  FOR ALL EXCEPT
     (See Instructions Below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withold, as shown here [X]
--------------------------------------------------------------------------------

2. To approve an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock;

            FOR          AGAINST          ABSTAIN
            [_]            [_]              [_]


3. To ratify the selection of UHY LLP as independent auditors for the Company's fiscal year ending December 31, 2006;

            FOR          AGAINST          ABSTAIN
            [_]            [_]              [_]

     To transact such other business as may properly come before the annual meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. Please sign exactly as name appears on the left.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.





--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that [_] changes to the registered name(s) on the account may not be submitted via this method.


SIGNATURE OF STOCKHOLDER_________________________________   DATE_______________

SIGNATURE OF STOCKHOLDER_________________________________   DATE_______________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.